UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 1, 2023

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street, Stamford, Connecticut 06926
Telephone Number:	(203) 356-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Directors

On March 1, 2023, the Board of Directors (the “Board”) of Pitney Bowes Inc. (“Pitney” or the “Company”), upon the recommendation of the Governance Committee of the Board, expanded the number of directors of the Board from nine directors to eleven directors, and appointed Darrell Thomas and Steve Brill as additional independent directors, effective immediately, in accordance with the Company’s Amended and Restated By-laws. The Board has determined that both Mr. Brill and Mr. Thomas are independent directors in accordance with the Company’s governance guidelines and the applicable listing standards of the New York Stock Exchange. Mr. Brill and Mr. Thomas will serve as a directors from March 1, 2023, until the next annual meeting of the Company’s stockholders or their earlier death, resignation or removal.

The Board also, upon the recommendation of the Governance Committee of the Board, appointed Mr. Brill to serve as a member of both the Executive Compensation Committee of the Board and the Governance Committee of the Board, and Mr. Thomas to serve as a member of both the Audit Committee of the Board and the Finance Committee of the Board, effective immediately.

Mr. Brill, age 57, has a long career working in logistics, operations, marketing, sales, and strategy, establishing him as an industry expert. Steve retired from UPS in 2020 after 33 years, where he last served as the President Corporate Strategy, working on the long-term direction of the enterprise to drive sustainable profitable growth. This role included developing strategic imperatives as well as organic and M&A strategies across global markets, business units and verticals. With over 33 years’ experience in logistics and ecommerce, Steve served in a variety of transformational leadership roles at UPS. Steve has served as a strategic advisor for the past two years, building upon his extensive experience in freight and logistics services. He brings to the Board a deep expertise in the nuances of the shipping industry, with a focus on the rise of global ecommerce and cross-border operations.

Mr. Thomas, age 62, brings a wealth of valuable experience to the Board, particularly in finance and treasury. He most recently served as Vice President and Treasurer for Harley-Davidson, Inc. (NYSE: HOG) (“Harley-Davidson”), having previously held several senior finance positions including interim CFO for Harley-Davidson.. Like Pitney Bowes, Harley-Davison owns an Industrial Loan Corporation, and we look forward to leveraging Darrell’s experience in this regard and applying it to our own Pitney Bowes Bank. Prior to Harley-Davidson, Darrell served as Vice President and Assistant Treasurer of PepsiCo., (Nasdaq: PEP) (“Pepsi”), Before that, Darrell spent nearly two decades working in banking with Commerzbank Securities, Swiss Re New Markets, ABN Amro Bank, and Citicorp/Citibank, where he held various capital markets and corporate finance roles. Darrell also has significant board experience; he currently serves on the boards of British American Tobacco, (NYSE: BTI), Dorman Products (Nasdaq: DORM), Scotia Holdings (US), and Sojourner Family Peace Center.

There are no arrangements or understandings between Mr. Brill or Mr. Thomas, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Brill or Mr. Thomas were selected as directors. There are no family relationships between Mr. Bill or Mr. Thomas, on the one hand, and any of the Company’s directors or executive officers. Neither Mr. Brill nor Mr. Thomas have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Brill and Mr. Thomas will each receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s preliminary proxy statement for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) filed with the Securities and Exchange Commission on March 2, 2023.

The Company’s Amended and Restated Certificate of Incorporation provides for indemnification of Mr. Brill and Mr. Thomas as directors to the fullest extent allowed by Delaware law, a copy of which has been filed as Exhibit 3(a)(i) to Form 8-K filed with the Securities and Exchange Commission on September 30, 2019.

Departure of Directors

On March 1, 2023, the Company announced that directors Michael I. Roth, S. Douglas Hutcheson, and David L. Shedlarz will not stand for re-election at the Company’s 2023 Annual Meeting and will retire at the end of their current terms on the date of the 2023 Annual Meeting. Mr. Roth, Mr. Hutcheson, and Mr. Shedlarz intend to focus on other commitments and the decision not to stand for re-election at the 2023 Annual Meeting is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Pitney and the Board wish to sincerely thank Mr. Roth, Mr. Hutcheson, and Mr. Shedlarz for their exceptional years of service and significant contributions to the Company.

With the foregoing changes, on March 1, 2023, the Board, upon the recommendation of the Governance Committee of the Board, decreased the size of the Board from eleven directors to nine directors, effective at the 2023 Annual Meeting.

ITEM 8.01:	OTHER EVENTS

On March 2, 2023, the Company issued a press release announcing the appointments of Mr. Brill and Mr. Thomas to the Board and the departure of Mr. Roth, Mr. Hutcheson, and Mr. Shedlarz. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press release, issued March 2, 2023

(104)	The cover page of Pitney Bowes Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Daniel Goldstein
	Name:	Daniel Goldstein
Date: March 2, 2023	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary